(Exhibit 10.1)

Amendment to
The McGraw-Hill Companies, Inc. Savings Incentive Plan Supplement (the “Plan”)

(As Amended and Restated as of January 1, 2004)

     1. Effective as of January 1, 2005, in Section 4.01(a) of the Plan, immediately following the second sentence, the following sentence is inserted:

“Furthermore, notwithstanding anything in the Plan to the contrary, no credit shall be made to the Account of a Participant for any taxable year beginning on or after January 1, 2005, during which the Participant makes an election to increase such Tax-Deferred Contributions unless such Tax-Deferred Contributions, at the rate in effect on March 16, 2005, for the taxable year beginning on January 1, 2005, and on January 1 of each taxable year thereafter, would have been made in an amount equal to the limitation on elective deferrals for such taxable year under Section 402(g)(1) of the Code or would have been made on behalf of the Participant in such amount in the absence of the limitations of Section 415 of the Code (or any successor provision thereof) or any provision of SIP implementing such limitation.”

     2. Except as expressly amended hereby, the Plan is ratified and confirmed in all respects.

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